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                                                                    EXHIBIT 10.5

                             TERMINATION AGREEMENT


     This Agreement (the "Agreement") is made as of this 1st day of May 1998, by and between Einstein/Noah Bagel Corp., a Delaware corporation (hereinafter referred to as the "Company"), and Jeffrey L. Butler (hereinafter referred to as "Butler").

                                    RECITALS
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     Butler has served as President, and a director, of, the Company. Butler resigned as President and as a director of the Company effective May 1, 1998.
In consideration of the mutual covenants hereinafter set forth and in full satisfaction of any claim Butler may have or assert arising from or in any way relating to his employment or engagement with, and separation from, the Company, the parties hereto agree as follows:

                                   COVENANTS
                                   ---------

     In consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.  TERMINATION PAYMENTS.  In full satisfaction of any obligations the
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Company may have to Butler relating in any way to his employment or engagement with, and separation from, the Company, the Company agrees to pay to Butler (a) the sum of $350,000, $50,000 of which shall be payable upon execution and delivery of this Agreement and $300,000 of which shall be payable in twenty-six
(26) substantially equal installments over the one-year period commencing upon the date hereof. The Company shall be entitled to deduct from all such payments all applicable FICA contributions, federal and state income taxes and any other payroll taxes. The Company will also reimburse Butler's cost of continuing his health insurance under COBRA until the earlier of twelve months from the date hereof or the date he is covered under another employer-paid health insurance plan.

     2.  CONFIDENTIALITY.  Butler acknowledges that he is a party to the
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Confidentiality and Non-Compete Agreement dated as of the date hereof,  a copy of which is attached hereto as Schedule A (the "Confidentiality Agreement") and agrees to comply therewith.

     3.  INVENTIONS, DESIGNS AND PRODUCT DEVELOPMENTS. All inventions,
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innovations, designs, ideas and product developments developed or conceived by
Butler, solely or jointly with others, whether or not patentable or copyrightable, at any time during the employment or engagement of Butler by the Company and that relate to the actual or then-currently planned business activities of the Company or its subsidiaries (collectively, the "Developments") and all of Butler's right, title and interest therein, shall be the exclusive property of the Company. Butler hereby assigns, transfers and conveys
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to the Company all of his right, title and interest in and to any and all such
Developments. At any time and from time to time, upon the request of the Company, Butler shall execute and deliver to the Company any and all instruments, documents and papers, give evidence and do any and all other acts that, in the opinion of counsel for the Company, are or may be necessary or desirable to document such transfer or to enable the Company to file and prosecute applications for and to acquire, maintain and enforce any and all patents, trademark registrations or copyrights under United States or foreign law with respect to any Developments or to obtain any extension, validation, reissue, continuance or renewal of any such patent, trademark or copyright. The Company will be responsible for the preparation of any such instruments, documents and papers and for the prosecution of any such proceedings and will reimburse Butler for all reasonable expenses incurred by him in compliance with the provisions of this Section. Butler shall not be required to devote more than ten hours of his time in any calendar year to perform his obligations under this
Section 3.

     4.  COVENANT RESTRICTING SOLICITATION.   For a period of two years from the
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date hereof Butler shall not, directly or indirectly, solicit or attempt to solicit for employment any person who is an employee of the Company on the date of Butler's date of termination.

     5.   DISPARAGEMENT.   Butler agrees not to disparage, or otherwise speak
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negatively of, the Company or any of the Company Released Parties (as
hereinafter defined) and the Company agrees not to disparage, or otherwise speak negatively, of Butler. The Company further agrees to use reasonable best efforts to cause its directors not to disparage, or otherwise speak negatively, of Butler.

     6.  EQUITABLE RELIEF.  Each of the parties acknowledges that the
         ----------------
restrictions contained in the Confidentiality Agreement and Sections 3, 4 and 5 are reasonable and necessary to protect the legitimate interests of the Company and Butler, and that any violation of any provisions of those Sections by a party will result in irreparable injury to the other party. Each party also acknowledges that the other party shall be entitled in enforcing the provisions of those Sections to obtain temporary and permanent injunctive relief, without the necessity of proving actual damages, and to an equitable accounting of all earnings, profits and other benefits arising from any such violation, which rights shall be cumulative of and in addition to any other rights or remedies to which such party may be entitled.

     7.   STOCK OPTIONS.  (a) Butler has been granted stock options on shares of
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the Company, as set forth on Schedule B attached hereto (collectively, the
"Options"). The Options shall continue to vest for a period of one year from the date hereof (except that the options to purchase 6,797 shares granted on July 25, 1995, which vest on July 25, 1999 shall continue to vest for a period of two years) and shall continue to be exercisable for a period of two years from the date hereof, in each case pursuant to and in accordance with the terms thereof. Notwithstanding the foregoing, such options shall terminate immediately and be of no further force and effect upon any material breach by Butler of

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the Confidentiality Agreement or Sections 3, 4 or 5 hereof. In the event that the Company intends to terminate Butler's options pursuant to this Section 7(a), the Company shall first provide Butler written notice thereof, which notice shall set forth in reasonable detail Butler's breach of covenants hereunder. Upon receipt of such notice Butler shall have ten (10) days in which to cure any such alleged breach which is capable of being cured, but the Options shall not be exercisable during such ten (10) day period unless the alleged breach is capable of being cured during such period.

          (b) Butler shall not be eligible for any additional stock option grants after the date hereof.

     8.   BUTLER REPRESENTATIONS.   Butler represents and warrants to the
          -----------------------
Company that (i) he is free to enter into this Agreement and (ii) this Agreement does not violate the terms of any other agreement to which Butler is a party or by which he is bound.

     9.   WAIVER.    Failure by either party to insist upon strict compliance
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with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right or remedy at any other time or times.

     10.  SEVERABILITY.  Each section, paragraph, term and provision of this
          -------------
Agreement, and any portion thereof, shall be considered severable and if for any reason any such portion of this Agreement is held to be invalid, contrary to, or in conflict with any applicable present or future law or regulation in a final, unappealable ruling issued by any court, agency or tribunal with competent jurisdiction in a proceeding to which the Company is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible, which shall continue to be given full force and effect and bind the parties hereto. Butler agrees that if any provisions hereof shall be adjudicated to be invalid or unenforceable in whole or in part, such modifications made to this Agreement as a result of such adjudication shall be effective only in the particular jurisdiction in which such adjudication is made. To the extent any provision hereof is deemed unenforceable by virtue of its scope but may be enforceable by limitations thereon, the parties hereto agree that the same shall be enforceable to the fullest extent permissible under the laws and pubic policies applied in such jurisdiction in which the enforcement is sought. The parties hereto hereby authorize any court of competent jurisdiction to modify the restrictive covenants to the extent necessary to make the same enforceable.

     11.  RELEASES.  (a)  In partial consideration for the termination payments
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provided for in Section 1 hereof, Butler acknowledges and agrees that he, for himself and his successors, assigns and legal representatives, fully and forever releases and discharges the Company, its subsidiaries and area developers and their respective officers, directors, employees, agents, representatives and insurers (collectively, the

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"Company Released Parties") from and against any and all claims, liabilities, demands, obligations, damages, actions, or causes of action of any nature or type whatsoever, whether or not presently known, including future claims, liabilities, demands, obligations, damages, actions or causes of action if based in whole or part on acts or omissions occurring before he delivers this release to the Company, in any way relating to his employment or engagement with, his separation from, or his investment in the Company, except, in each case, for his rights described in this Agreement, rights under the Company's Director and Officer Insurance Policy, under the indemnification provisions of the Company's Certificate of Incorporation and under the provisions of Section 145 of the Delaware General Corporation Law ("DGCL"), in each case as they relate to his duties and service as an officer and director of the Company, if any. Butler acknowledges and agrees that the legal rights and claims that he is giving up include, but are not limited to, his rights, if any, under all state and federal statutes that protect him from discrimination in employment on the basis of sex, race, national origin, religion, disability and age, such as Title VII of the Civil Rights Act of 1964, as amended, the Rehabilitation Act of 1973, the Americans With Disabilities Act, the Family and Medical Leave Act, the Equal Pay Act, and the Colorado Civil Rights Act, as well as all common law rights and claims, such as breach of contract, express or implied, tort, whether negligent or intentional, wrongful discharge and any claim for fraud, omission or misrepresentation against the Company Released Parties.

          (b) The Company acknowledges and agrees that it, for itself and its successors and assigns fully and forever releases and discharges Butler, his heirs and legal representatives from and against any and all claims, liabilities, demands, obligations, damages, actions, or causes of action of any nature or type whatsoever, whether or not presently known, including future claims, liabilities, demands, obligations, damages, actions or causes of action if based in whole or in part on acts or omissions occurring before it delivers this release to Butler, except, in each case, for the Company's rights described in this Agreement, the Company's rights under the Company's Director and Officer Insurance policy and the Company's right under Section 145 of the DGCL to be reimbursed by Butler, if required by law, for expenses of any litigation advanced to him in defense of such litigation.

     12.  SUCCESSORS AND ASSIGNS.  This Agreement shall inure to the benefit of
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and be binding upon the Company, its successors and assigns. This Agreement shall inure to the benefit of and be enforceable by the personal or legal representatives, executors, administrators, successors, assigns, heirs, distributees and/or legatees of Butler, except that duties and responsibilities of Butler under this Agreement are personal to him, and are not subject to assignment or transfer by him.

     13.  ENTIRE AGREEMENT. This Agreement contains the entire agreement between
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the parties concerning the termination of Butler's employment with the Company.
This Agreement may not be modified or rescinded except by a written agreement to such effect signed by both parties.

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     14.  ARBITRATION.  Any controversy, claim or dispute between the parties
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relating to or arising out of this Agreement will be finally settled by arbitration governed by the then current Commercial Arbitration Rules of the American Arbitration Association in accordance with the terms of this Agreement, provided, however, that the Company shall not be prevented from seeking or obtaining in any court of competent jurisdiction appropriate injunctive relief in the event of a breach of the Confidentiality Agreement or any of the provisions of Sections 3, 4 or 5 of this Agreement. Any arbitration will be conducted in Denver, Colorado by a panel of three neutral arbitrators.

     15.  CONFIDENTIALITY AND PUBLICITY.  (a)  The parties agree to maintain the
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confidentiality of this Agreement and the terms hereof (the "Confidential
Information"), except that (i) either party may make disclosures of Confidential Information that has become publicly known other than by an action of the disclosing party, or a person acting on their behalf, in violation of the terms of this Agreement, (ii) the Company may make such disclosure of Confidential Information as it may determine to be required under applicable securities laws or the rules of any applicable securities exchange or quotation system, or in connection with the preparation of any disclosure document to be distributed to investors, lenders or similar persons, (iii) either party may disclose Confidential Information that it may be legally compelled to disclose (after using reasonable best efforts to notify the other party hereto in advance of such disclosure, and reasonably cooperating in efforts of the other party to resist such disclosure), (iv) either party may disclose such Confidential Information as may be required to permit it to enforce the provisions of this Agreement, and (v) either party may disclose Confidential Information to its attorneys, accountants or other professional advisors.

          (b) The Company agrees to provide Butler to the extent he is available, the opportunity to review prior to its issuance any press release to be issued by the Company that mentions his name, provided, however, that this section shall not be interpreted to limit Company's ability to issue any press release that mentions Butler's name that the Company deems necessary, based on the advice of its counsel, with or without his review.

          (c) Butler agrees to provide the Company an opportunity to review any press release or other public communication or statement he may make regarding the Company prior to the issuance of such press release or, to the extent practicable, making of such communication or statement.

     16.  FUTURE COOPERATION. Butler agrees to cooperate in good faith with the
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Company in any third-party litigation instituted by or against the Company with respect to matters which occurred during the period in which Butler was employed by or served as a director or officer of the Company. The Company agrees to reimburse Butler or reasonable expenses incurred by him in connection with such cooperation with respect to such matters. Butler shall not be required to devote more than ten hours of his time in any calendar year commencing after 1998 to perform his obligations under this Section 16, provided, however, that nothing herein shall limit the right of the Company to compel

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Butler to testify or provide documents or information in any matter pursuant to subpoena or other legal means, regardless of the amount of time required to be expended by him in connection therewith.

     17.  NOTICES. All notices, request, demands, and other communications
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required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or by electronic transmission. If mailed, first class, certified mail, postage prepaid, or sent by reliable overnight delivery service and addressed as follows, or at such other addresses as the parties hereto may from time to time designate in writing, such notices, requests, demands, and other communications shall be deemed delivered three business days after being so duly posted:

          to the Company:                Einstein/Noah Bagel Corp.
                                         14123 Denver West Parkway
                                         Golden, CO   80401
                                         Attention:  General Counsel
                                         Facsimile:  (303) 216-3490

          to Employee:                   Jeffrey L. Butler
                                         c/o Kevin Shepherd
                                         Triune, Inc.
                                         4770 Baseline Road, Suite 380
                                         Boulder, CO   80303
                                         Facsimile:  (303) 499-6259

     18.  GOVERNING LAW.  This Agreement and the rights and obligations of the
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parties hereunder shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts made and to be performed therein.

     19.  SURVIVAL.  The parties acknowledge and agree that the covenants
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contained in this Agreement and the Confidentiality Agreement shall survive the termination of Butler's employment with the Company.

     20.  ATTORNEYS' FEES.  In the event any violation of any term of this
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Agreement or the Confidentiality Agreement is asserted by any party hereto, the prevailing party shall be entitled to recover from the other party its reasonable costs and attorneys' fees, and if the Company is the prevailing party, the Company will be entitled to recover such amounts by setoff against amounts otherwise due Butler to recover such amounts.

     21.  WAIVER OF LOCKUP AGREEMENT.  The Company hereby waives the restriction
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on the sale of 95,385 shares of common stock of ENBC owned by Butler set forth in the letter agreement attached hereto as Schedule C and agrees that no further consent of the Company shall be required thereunder.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.


EMPLOYEE:                        EINSTEIN/NOAH BAGEL CORP.

                                 By:  /s/ Paul A. Strasen
                                      ---------------------
/s/ Jeffrey L. Butler            Its: Senior Vice President
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    Jeffrey L. Butler
    5-1-98

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